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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2003

DRS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8533 (Commission File Number)	13-2632319 (IRS Employer Identification No.)
5 Sylvan Way, Parsippany, New Jersey 07054 (Address of principal executive offices)

(973) 898-1500
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

Exhibit No.	Description
99.1	Slide presentation prepared for March 10, 2003 meeting with analysts and investors, discussing DRS Technologies, Inc.'s historical financial results, forecasts, strategic plans, and other business information.

ITEM 9. REGULATION FD DISCLOSURE

        On March 10, 2003, DRS Technologies, Inc. (DRS or the Company) will make a presentation to analysts and investors. The presentation will discuss DRS's historical financial results, forecasts, strategic plans, and other business information. The slides that the Company will use in the presentation are attached to this Current Report on Form 8-K as Exhibit 99.1.

        The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

        The slide presentation contains forward-looking information, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that is based on DRS management's beliefs and assumptions, current expectations, estimates and projections. Such information, including information relating to the Company's expectations for future financial performance, is not considered historical facts and is considered forward-looking information under the federal securities laws. This information may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. This information is not a guarantee of the Company's future performance and is subject to risks, uncertainties and other important factors that could cause the Company's actual performance or achievements to differ materially from those expressed or implied by this forward-looking information and include, without limitation, demand and competition for the Company's products and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Given these uncertainties, you should not rely on forward-looking information. All of the information in the presentation is prepared as of March 10, 2003, and DRS does not assume any obligation to update such information in the future, whether as a result of new information, future events or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hererunto duly authorized.

DRS TECHNOLOGIES, INC. Registrant
Date:	March 10, 2003	/s/ RICHARD A. SCHNEIDER Richard A. Schneider Executive Vice President, Chief Financial Officer

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SIGNATURES